EX 99.28(h)(1)(xi)

Amendment to
Amended and Restated Administration Agreement
Between JNL Variable Fund LLC and
Jackson National Asset Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company (“Administrator”), and JNL Variable Fund LLC, a Delaware limited liability company (“Fund”).

Whereas, the Administrator and the Fund entered into an Amended and Restated Administration Agreement effective February 28, 2012, as amended (“Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of shares (each a “fund”) of the Fund, as listed on Schedule A of the Agreement.

Whereas, the following fund name change has been approved by the Board of Managers of the Fund:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the parties have agreed to amend Schedule A and Schedule B of the Agreement to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 25, 2016, attached hereto.

3.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Administrator and the Fund have caused this Amendment to be executed, effective April 25, 2016.

JNL Variable Fund LLC		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name: Kristen K. Leeman		Name: Mark D. Nerud
Title: Assistant Secretary		Title: President and CEO

Schedule A
Dated April 25, 2016
(List of Funds)

Funds

JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Global 30 Fund
JNL/Mellon Capital Nasdaq® 100 Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

A-1

Schedule B
Dated April 25, 2016
Class A & B Shares

Funds	Assets	Fee
JNL/Mellon Capital Dow Index Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Global 30 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Nasdaq® 100 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital S&P® 24 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital S&P® SMid 60 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital JNL 5 Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Communications Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Consumer Brands Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Financial Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Healthcare Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Oil & Gas Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Capital Technology Sector Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

B-1